SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2)	☐

CITIBANK, N.A.
 (Exact name of trustee as specified in its charter)

13-5266470
(I.R.S. employer identification no.)

399 Park Avenue, New York, New York	10043
(Address of principal executive office)	(Zip Code)

BHP Billiton Finance (USA) Limited
(Exact name of obligor as specified in its charter)

Commonwealth of Australia	[ ]
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Earl K. Moore
1360 Post Oak Boulevard
Suite 55
600 Bourke Street	Houston, Texas 77056
Melbourne, Victoria 3000 Australia	(713) 961-8414
(Address and telephone number of principal executive offices)	(Name, address and telephone number of agent for service)

Debt Securities
 (Title of the indenture securities)

1.	General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Federal Reserve Bank of New York
35 Liberty Street, New York, NY

Federal Deposit Insurance Corporation
Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation

None.

16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

	Exhibit 1 -	Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

	Exhibit 2 -	Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577)

	Exhibit 3 -	Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

	Exhibit 4 -	Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

	Exhibit 5 -	Not applicable.

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Exhibit 6 -	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

Exhibit 7 -	Copy of the latest Report of Condition of the Trustee dated as of [ ]

Exhibit 8 -	Not applicable.

Exhibit 9 -	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the ___ day of March __, 2003.

CITIBANK, N.A.

By:

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